SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): February 2, 1998



                               ALTRON INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)



       Massachusetts                   000-13230             04-2464301
(State or other jurisdiction of    (Commission File         (IRS Employer
incorporation or organization)          Number)         Identification Number)


           One Jewel Drive
      Wilmington, Massachusetts                      01887
   (Address of principal executive                (Zip Code)
    offices)


        Registrant's telephone number, including area code (978) 658-5800

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Item 5.  Other Events.

         In April, 1990, the Registrant's Board of Directors resolved that the Registrant should be exempt from the provisions of Section 50A of Chapter 156B of the Massachusetts Business Corporation Law, which provides for a board of directors with staggered terms. On February 2, 1998, the Board of Directors of the Registrant, by unanimous vote, adopted a resolution which provided that the Registrant shall no longer be exempt from the provisions of Section 50A of Chapter 156B. Therefore, as provided in Section 50A, immediately following such vote, the Registrant's Board of Directors was constituted with three classes of directors, as follows: Class I Directors will serve until the next annual meeting of stockholders; Class II Directors will serve until the second annual meeting of stockholders following the February 2, 1998 meeting; and Class III Directors will serve until the third annual meeting of stockholders following the February 2, 1998 meeting. The Class I Director is Daniel A. Cronin, the Class II Directors are Thomas Claflin and Burton Doo and the Class III Directors are Samuel Altschuler and Anthony J. Medaglia, Jr.
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


                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ALTRON INCORPORATED



Date:  February 5, 1998               By:  /s/     Samuel Altschuler
                                           ---------------------------
                                           Samuel Altschuler
                                           Chairman and President

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